UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 12, 2011

Date of Report (Date of earliest event reported)

Kansas City Southern de México, S.A. de C.V.

(formerly known as TFM, S.A. de C.V.)

(Exact Name of Registrant as Specified in Its Charter)

México	333-08322	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Montes Urales 625

Lomas de Chapultepec

11000 México, D.F.

México

(Address of Principal Executive Offices)

+ (5255) 9178-5852

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD.

On July 12, 2011, Kansas City Southern (“Parent”), the ultimate parent of Kansas City Southern de México, S.A. de C.V. (“KCSM”), issued a news release announcing the settlement of an insurance claim related to Hurricane Alex. As a result of this settlement, KCSM will recognize a $9.0 million gain in the third quarter of 2011. The full text of the news release is attached hereto as Exhibit 99.1 and is incorporated by reference to this Item 7.01.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	News Release issued by Kansas City Southern dated July 12, 2011, entitled “KCS Announces Settlement of Hurricane Alex Insurance Claim.”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern de México, S.A. de C.V.

July 13, 2011	By:	/s/ Michael W. Upchurch
Michael W. Upchurch
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document

99.1	News Release issued by Kansas City Southern dated July 12, 2011, entitled “KCS Announces Settlement of Hurricane Alex Insurance Claim.”

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